Exhibit 10.2

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of June 1, 2016, by and between SAN JOSE WATER COMPANY, a California corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of March 1, 2012, as amended from time to time (“Credit Agreement”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.Section 1.1(a) of the Credit Agreement is amended to delete “Eighty Five Million Dollars ($85,000,000)” as the maximum principal amount available under the Line of Credit, and by substituting for said amount “Three Million Sixty Thousand Dollars ($3,060,000)”. To the extent that the outstanding principal balance of the Line of Credit (including the undrawn amount of any issued and outstanding Letters of Credit) exceeds $3,060,000, Borrower shall repay such maximum principal balance in an amount that reduces such outstanding balance to less than or equal to $3,060,000 as a condition precedent to the effectiveness of this Amendment.

2.Section 1.1(b) of the Credit Agreement is amended to delete “Ten Million Dollars ($10,000,000)” as the maximum aggregate undrawn amount of all outstanding Letters of Credit available under the Line of Credit, and by substituting for said amount “Three Million Sixty Thousand Dollars ($3,060,000)”.

3.Section 1.1(c) of the Credit Agreement is amended to add the following sentence to the end of such section: “Notwithstanding the foregoing, on and after June 1, 2016, there shall be no further advances made or available under the Line of Credit (and Bank shall have no obligation to make any such advances) and no further Letters of Credit shall be issued under the Credit Agreement (and Bank shall have no obligation to issue any Letters of Credit thereunder), other than deemed advances under the Line of Credit resulting from any drawings under any Letters of Credit.”

4.Section 4.1 of the Credit Agreement is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 4.1. PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and immediately upon demand by

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Bank, the amount by which the outstanding principal balance of any credit subject hereto at any time exceeds any limitation on borrowings applicable thereto.”

5.Each reference to “$85,000,000.00” and to “Eighty Five Million Dollars ($85,000,000.00)” in the Line of Credit Note (as defined in the Credit Agreement) is hereby amended to read “$3,060,000.00” and “Three Million Sixty Thousand Dollars ($3,060,000.00)”, respectively.

6.Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

7.Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

[signatures on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

WELLS FARGO BANK,
SAN JOSE WATER COMPANY	NATIONAL ASSOCIATION

By: /s/ Richard Roth	By: /s/ Anthony White
W. RICHARD ROTH, CHIEF EXECUTIVE OFFICER	Print Name: ANTHONY WHITE
Title: Authorized Signatory
By: /s/ James P. Lynch
JAMES P. LYNCH, CHIEF FINANCIAL OFFICER

[signature page to Fourth Amendment]